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                                  NSAR ITEM 77O
                        January 1, 2000 to March 31, 2000
                         VK Convertible Securities Fund
                               10f-3 Transactions

  UNDERWRITING #           UNDERWRITING                   PURCHASED FROM         AMOUNT OF SHARES       % OF          DATE OF
                                                                                    PURCHASED       UNDERWRITING     PURCHASE


         1             Young & Rubicam, Inc.               Bear Stearns                395,000          0.158%       01/14/00
                                                       Salomon Smith Barney
                                                               DLJ
                                                         Merrill Lynch
                                                         Morgan Stanley
                                                          Thomas Weisel

         2                 PSI Net Inc.                   Merrill Lynch                 18,700          0.113%       01/27/00
                                                               DLJ
                                                        Chase Securities
                                                          Bear Stearns
                                                              MSDW
                                                       Robertson Stephens

         3             American Tower Corp.              CS First Boston               935,000          0.234%       02/09/00
                                                         DB Alex Brown
                                                          Lehman Bros.
                                                      Bank of America Sec.
                                                         Bear Stearns
                                                       Salomon Smith Barney
                                                         First Union
                                                        Goldman Sachs
                                                          Legg Mason
                                                        Merrill Lynch
                                                             MSDW
                                                       Raymond James

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         4           Primus Telecommunications             Lehman Bros.              1,091,000          0.436%       02/17/00
                                                              MSDW
                                                          Merrill Lynch

         5            Level 3 Communications              Goldman Sachs              1,087,000          0.145%       02/23/00
                                                       Salomon Smith Barney
                                                           J.P. Morgan
                                                             MSDW
                                                        CS First Boston

         6                   Palm Inc.                    Goldman Sachs                  1,100          0.005%       03/01/00
                                                             MSDW
                                                         Merrill Lynch
                                                      Robertson Stephens

         7                 Biovail Corp.                       DLJ                      18,200          0.303%       03/17/00
                                                         Merrill Lynch
                                                              MSDW


         8                  Dynegy Inc.                    Lehman Bros.                  9,900          0.116%       04/18/00
                                                            ABN Amro
                                                        Goldman Sachs
                                                       Bank of America Sec.
                                                       CIBC World Markets
                                                         CS First Boston
                                                          Merrill Lynch
                                                           Paine Webber

         9              Valero Energy Corp.                    MSDW                     21,400          0.357%       06/22/00
                                                        CS First Boston
                                                           J.P. Morgan
                                                          Nesbitt Burns
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